                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 2, 1998


                            HORIZON PHARMACIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    0-22403              75-2441557
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)

        275 W. PRINCETON DRIVE
           PRINCETON, TEXAS                                    75407
(Address of Principal Executive Offices)                     (Zip Code)

                                (972) 736-2424
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     On August 26, 1998, HORIZON Pharmacies, Inc. (the "Registrant") and McKesson Corporation ("McKesson"), entered into a Second Amendment to Credit Agreement which amends that certain Credit Agreement dated July 2, 1998 between the parties, as amended by that certain First Amendment to Credit Agreement dated July 20, 1998 (collectively, the "Credit Agreement"). The Credit Agreement, as amended, provides that McKesson will provide the Registrant with a revolving loan facility in an amount not to exceed $15,000,000 and a term loan in the original principal amount of $3,000,000 for general corporate purposes and acquisitions (collectively, the "Credit Facilities"). Availability of the revolving loan facility is subject to borrowing base requirements and compliance with loan covenants. In connection with the Credit Facilities the Registrant's wholly-owned subsidiary, HORIZON Home Care, Inc. ("HHC"), executed a Guaranty Agreement, and the Registrant and HHC both executed a Security Agreement in favor of McKesson.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Not applicable.

     (c)  EXHIBITS.

          The following exhibits are filed with this report:

         Exhibit No.       Name of Exhibit
         -----------       ---------------
           *10.1           Credit Agreement dated July 2, 1998 by and between
                           HORIZON Pharmacies, Inc. and McKesson Corporation.

           *10.2           First Amendment to Credit Agreement dated as of
                           July 20, 1998 between HORIZON Pharmacies, Inc. and
                           McKesson Corporation.

            10.3           Second Amendment to Credit Agreement dated as of
                           August 26, 1998 between HORIZON Pharmacies, Inc. and
                           McKesson Corporation filed electronically herewith.
                           Omitted from this Agreement, as filed, are the exhibits thereto. The Registrant will furnish supplementally a copy of any such omitted exhibits to the Commission upon request.

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* Previously filed






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                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       REGISTRANT:

                                       HORIZON PHARMACIES, INC.


Date:  August 31, 1998                 By: /s/ Ricky D. McCord
                                           ----------------------------------
                                           Ricky D. McCord, President








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